As filed with the Securities and Exchange Commission on
                              September 28, 1999.

                               File No. 811-07882

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A


                             REGISTRATION STATEMENT


                                      UNDER


                       THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 15


                              THE SERIES PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)



     Post Office Box 2508 GT, George Town, Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)



       Registrant's Telephone Number, Including Area Code: (345) 949-6644


                Margaret W. Chambers, c/o Funds Distributor, Inc.
            60 State Street, Suite 1300, Boston, Massachusetts 02109
                     (Name and Address of Agent for Service)


                        Copy to:  John E. Baumgardner, Esq.
                                  Sullivan & Cromwell
                                  125 Broad Street
                                  New York, NY 10004

                                EXPLANATORY NOTE


This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                    PART A (THE DISCIPLINED EQUITY PORTFOLIO)

         Responses to Items 1,2,3,5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

     Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks

INVESTMENT OBJECTIVE

         The Portfolio's goal is to provide a consistently high total return from a broadly diversified portfolio of equity securities with risk characteristics similar to the Standard & Poor's 500 Stock Index (S&P 500). This goal can be changed without investor approval.

PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

         The Portfolio invests primarily in large- and medium-capitalization U.S. companies. Industry by industry, the Portfolio's weightings are similar to those of the S&P 500. The Portfolio does not look to overweight or underweight industries.

         Within each industry, the Portfolio modestly overweights stocks that are ranked as undervalued or fairly valued while modestly underweighting or not holding stocks that appear overvalued. Therefore, the Portfolio tends to own a larger number of stocks within the S&P 500 than The U.S. Equity Portfolio.

         The value of an investment in the Portfolio will fluctuate in response to movements in the stock market. Performance will also depend on the effectiveness of J.P. Morgan's research and the management team's stock picking decisions.

         By owning a large number of stocks within the S&P 500, with an emphasis on those that appear undervalued or fairly valued, and by tracking the industry weightings of that index, the Portfolio seeks returns that modestly exceed those of the S&P 500 over the long term with virtually the same level of volatility.

INVESTMENT PROCESS

         In managing the Portfolio, J.P. Morgan employs a three-step process:

RESEARCH J.P. Morgan takes an in-depth look at company prospects over a relatively long period - often as much as five years - rather than focusing on near-term expectations. This approach is designed to provide insight into a company's real growth potential. J.P. Morgan's in-house research is developed by an extensive worldwide network of over 120 career analysts. The team of analysts dedicated to U.S. equities includes more than 20 members, with an average of over ten years of experience.

VALUATION The research findings allow J.P. Morgan to rank companies in each industry group according to their relative value. The greater a company's estimated worth compared to the current market price of its stock, the more undervalued the company. The valuation rankings are produced with the help of a variety of models that quantify the research team's findings.

STOCK SELECTION The Portfolio buys and sells stocks according to its own policies, using the research and valuation rankings as a basis. In general, the management team buys stocks that are identified as undervalued and considers selling them when they appear overvalued. Along with attractive valuation, the Portfolio's managers often consider a number of other criteria:

- catalysts that could trigger a rise in a stock's price - high potential reward
compared  to   potential   risk  -  temporary   mispricings   caused  by  market
overreactions

         This table discusses the main elements that make up the Portfolio's overall risk and reward characteristics. It also outlines the Portfolio's policies toward various securities, including those that are designed to help the Portfolio manage risk.

------------------------------------------------------------------------
POTENTIAL RISKS                             POLICIES TO BALANCE
                                            RISK AND REWARD
------------------------------------------------------------------------
MARKET CONDITIONS

-The Portfolio's price,                     -Under normal
yield, and total return                     circumstances the
will fluctuate in response                  Portfolio plans to
to stock market movements                   remain fully invested with at

-Adverse market conditions                  least 65% in U.S.
may from time to time cause                 small company stocks;
the Portfolio to take                       stock investments may
temporary defensive positions               include U.S. and
that are inconsistent with                  foreign common stocks, convertible
its principal investment                    securities, preferred stocks, trust
strategies and may hinder                   or partnership interests,
the Portfolio from achieving                warrants, rights, and investment
its investment objective                    company securities.

                                                     -The Portfolio seeks
                                                     to limit risk through
                                                     diversification.

                                                     -During    severe    market
                                                     downturns,   the  Portfolio
                                                     has the option of investing
                                                     up to  100%  of  assets  in
                                                     investment-grade short-term
                                                     securities.

MANAGEMENT CHOICES

-The Portfolio could                - J.P. Morgan focuses
underperform its                    its active management
benchmark due to its                on securities
securities and asset                selection, the area
allocation choices                  where it believes its
                                    commitment to
                                    research can most
                                    enhance returns

FOREIGN INVESTMENTS

-The Portfolio could lose                   -The Portfolio anticipates
 money because of foreign                   that its total foreign
 government actions,                        investments will not
 political instability,                     exceed 20% of assets
 or lack of adequate and
 accurate information                       -The Portfolio actively
                                            manages the currency
-Currency exchange rate                     exposure of its foreign
 movements could reduce                     investments relative to
 gains or create losses                     its benchmark, and may
                                            hedge back into the U.S.
                                            dollar from time to time
                                            (see also "Derivatives")

DERIVATIVES

-Derivatives such as                        -The Portfolio uses
 futures, options, swaps                    derivatives for
 and foreign currency                       hedging and for
 forward contracts that                     risk management
 are used for hedging the                   (i.e., to adjust
 portfolio or specific                      duration or to
 securities may not fully                   establish or
 offset the underlying                      adjust exposure to
 positions (1)                              particular
-Derivatives used for                       securities,
 risk management may not                    markets, or
 have the intended effects                  currencies); risk
 and may result in losses                   management may
 or missed opportunities                    include
                                            management of the
                                            Portfolio's
                                            exposure relative
-The counterparty to a                      to its benchmark
 derivatives contract
 could default                      -The Portfolio only
                                    establishes hedges
-Derivatives that involve           that it expects
 leverage could magnify             will be highly
 losses                             correlated with
                                    underlying
                                    positions

                                    -While the
                                    Portfolio may use
                                    derivatives that
                                    incidentally
                                    involve leverage,
                                    it does not use
                                    them for the
                                    specific purpose
                                    of leveraging the
                                    Portfolio

-------------------------------------
(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on the value of a securities index. An option is the right to buy or sell securities that is granted in exchange for an agreed-upon sum. A swap is a privately negotiated agreement to exchange one stream of payments for another. A foreign currency forward contract is an obligation to buy or sell a given currency on a future date and at a set price.


ILLIQUID HOLDINGS

-The Portfolio could                        -The Portfolio may
 have difficulty valuing                    not invest more
 holdings precisely                         than 15% of net
                                            assets in illiquid
-The Portfolio could be                     holdings
 unable to sell these
 holdings at the time               -To maintain adequate liquidity
 or price it desires                to meet redemptions,  the Portfolio may hold
                                    investment-grade    short-term    securities
                                    (including repurchase agreements) and, for temporary or extraordinary purposes, may borrow from banks up to 33 1/3% of the value of its assets

WHEN-ISSUED AND DELAYED
DELIVERY SECURITIES

-When the Portfolio buys                    -The Portfolio uses segregated
 securities before issue                     accounts to offset leverage risk
 or for delayed delivery,
 it could be exposed to
 leverage risk if it
 does not use segregated
 accounts

SHORT-TERM TRADING

-Increased trading                          -The Portfolio
 would raise the                            anticipates a
 Portfolio's                                portfolio turnover
 brokerage and related                      rate of approximately 100%
 costs

-Increased short-term
 capital gains
 distributions would                        -The Portfolio
 raise shareholders'                        generally avoids
 income tax liability                       short-term trading
                                            except to take
                                            advantage of attractive or
                                            unexpected opportunities or
                                            to meet demands generated by
                                            shareholder activity

ITEM 5.  MANAGEMENT OF THE PORTFOLIO.

     The Portfolio is advised by J.P. Morgan Investment Management Inc. ("JPMIM" or the "Advisor").

         Subject to the supervision of the Portfolio's Trustees, the Advisor makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. Effective October 1, 1998 the Portfolio's Investment Advisor is JPMIM. Prior to that date, Morgan was the Investment Advisor.

         JPMIM, a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which Morgan serves as trustee.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of more than $326 billion.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, London, Tokyo, Frankfurt and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders. The conclusions of the equity analysts' fundamental research is quantified into a set of projected returns for individual companies through the use of a dividend discount model. These returns are projected for 2 to 5 years to enable analysts to take a longer term view. These returns, or normalized earnings, are used to establish relative values among stocks in each industrial sector. These values may not be the same as the markets' current valuations of these companies. This provides the basis for ranking the attractiveness of the companies in an industry according to five distinct quintiles or rankings. This ranking is one of the factors considered in determining the stocks purchased and sold in each sector.

         The investment advisory services the Advisor provides to the Portfolios are not exclusive under the terms of the Advisory Agreements. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolios. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio.

         Morgan, also a wholly owned subsidiary of J.P. Morgan, is a bank holding company organized under the laws of the State of Delaware. Morgan, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.

         The Portfolio is managed by officers of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of certain investment management affiliates of J.P. Morgan.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Advisory Agreements, the Portfolio corresponding has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.35% of the Portfolio's average daily net assets.

     The portfolio management team is led by James C. Wiess and Timothy J. Devlin, both vice presidents, who have been on the team since the Portfolio's inception. Mr. Wiess has been at J.P. Morgan since 1992, and prior to managing this Portfolio managed other structured equity portfolios for J.P. Morgan. Mr. Devlin has been at J.P. Morgan since July of 1996, and prior to that time was an equity portfolio manager at Mitchell Hutchins Asset Management Inc.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

BUSINESS STRUCTURE

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The Disciplined Equity Portfolio (the "Portfolio") is described herein. The Portfolio is diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.




MANAGEMENT AND ADMINISTRATION

         The Board of Trustees provides broad supervision over the affairs of the Portfolio Trust. The Portfolio Trust has retained the services of JPMIM as investment adviser and Morgan as administrative services agent. The Portfolio Trust has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         The Portfolio Trust has entered into a Portfolio Fund Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio Trust's affairs. Pierpont Group was organized in July 1989 to provide services for The Pierpont Family of Funds (now the J.P. Morgan Family of Funds), and the Trustees are the equal and sole shareholders of Pierpont Group. The Portfolios have agreed to pay Pierpont Group a fee in an amount representing its reasonable costs in performing these services to the Portfolio Trust and certain other registered investment companies subject to similar agreements with Pierpont Group. See Item 14 in Part B The principal offices of Pierpont Group, Inc. are located at 461 Fifth Avenue, New York, New York 10017.

------------------------------------ -------------------------------------------
Advisory services                    0.35% of the portfolio's average net assets
 .................................... ...........................................
Administrative services (fee shared  Portfolio's pro-rata portions of 0.09% of
with Funds Distributor, Inc.)        the first $7 billion of average net assets
                                     in J.P. Morgan-advised portfolios, plus
                                     0.04% of average net assets over $7 billion
 .................................... ...........................................
J.P. Morgan may pay fees to certain firms and professionals for providing recordkeeping or other services in connection with investments in a fund.

ITEM 7.  SHAREHOLDER INFORMATION

INVESTING
         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio Trust. The net asset value of the Portfolio is determined at the Valuation Time on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank.)

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Item 19 of Part B as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of the Advisor, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

ADDING TO YOUR ACCOUNT

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

SELLING SHARES

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


REDEMPTION IN KIND

         The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in-kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ACCOUNT AND TRANSACTION POLICIES
Business Hours and NAV Calculations
         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of the close of trading on the NYSE (normally 4:00 pm eastern time) (the "valuation Time").

DIVIDENDS AND DISTRIBUTIONS
         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

     Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd. at Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, B.W.I. (345-949-6644).

TAX CONSIDERATIONS
         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

Year 2000 Portfolio operations and shareholders could be adversely affected if the computer systems used by J.P. Morgan, the Portfolio's other service providers and other entities with computer systems linked to the Portfolio do not properly process and calculate January 1, 2000 and after date-related information. J.P. Morgan is working to avoid these problems and to obtain assurances from other service providers that they are taking similar steps. However, it is not certain that these actions will be sufficient to prevent these date-related problems from adversely impacting Portfolio operations and shareholders. In addition, to the extent that operations of issuers of securities held by the Portfolio are impaired by date-related problems or prices of securities decline as a result of real or perceived date-related problems of issuers held by the Portfolio or generally, the net asset value of the Portfolio will decline.

             PART A (THE U.S. SMALL COMPANY OPPORTUNITIES PORTFOLIO)

         Responses to Items 1,2,3,5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

     Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks

INVESTMENT OBJECTIVE

         The Portfolio's goal is to provide long-term growth from a portfolio of small company growth stocks.

PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

         The Portfolio invests primarily in stocks of small U.S. companies whose market capitalization is greater than $150 million and less than $1.25 billion when purchased. While the Portfolio holds stocks in many industries to reduce the impact of poor performance in any one sector, it tends to emphasize industries with higher growth potential and does not track the sector weightings of the overall small company stock market.

         In searching for companies, the Portfolio combines the approach described under "Investment Process" with a growth-oriented approach that focuses on each company's business strategies and competitive environment. The Portfolio seeks to buy stocks when they are undervalued or fairly valued and are poised for long-term growth. Stocks become candidates for sale when they appear overvalued or when the company is no longer a small-cap company, but the Portfolio may also to hold them if it believes further substantial growth is possible.

         The value of an investment in the Portfolio will fluctuate in response to movements in the stock market. Performance will also depend on the effectiveness of J.P Morgan's research and the management team's stock picking decisions.

         Small-cap stocks have historically offered higher long-term growth than medium-cap stocks, and have also involved higher risks. The Portfolio's small-cap emphasis means it is likely to be more sensitive to economic news and is likely to fall further in value during broad market downturns. Because the Portfolio seeks to outperform the Russell 2000 Growth Index while not tracking its industry weightings, investors should expect higher volatility compared to this index or to more conservatively managed small-cap funds.

INVESTMENT PROCESS

         In managing the Portfolio, J.P. Morgan employs a three-step process:

RESEARCH J.P. Morgan takes an in-depth look at company prospects over a relatively long period - often as much as five years - rather than focusing on near-term expectations. This approach is designed to provide insight into a company's real growth potential. J.P. Morgan's in-house research is developed by an extensive worldwide network of over 120 career analysts. The team of analysts dedicated to U.S. equities includes more than 20 members, with an average of over ten years of experience.

VALUATION The research findings allow J.P. Morgan to rank companies in each industry group according to their relative value. The greater a company's estimated worth compared to the current market price of its stock, the more undervalued the company. The valuation rankings are produced with the help of a variety of models that quantify the research team's findings.

STOCK SELECTION The Portfolio buys and sells stocks according to its own policies, using the research and valuation rankings as a basis. In general, the management team buys stocks that are identified as undervalued and considers selling them when they appear overvalued. Along with attractive valuation, the Portfolio's managers often consider a number of other criteria:

- catalysts that could trigger a rise in a stock's price - high potential reward
compared  to   potential   risk  -  temporary   mispricings   caused  by  market
overreactions

         This table discusses the main elements that make up the Portfolio's overall risk and reward characteristics. It also outlines the Portfolio's policies toward various securities, including those that are designed to help the Portfolio manage risk.

------------------------------------------------------------------------
POTENTIAL RISKS                             POLICIES TO BALANCE
                                            RISK AND REWARD
------------------------------------------------------------------------
MARKET CONDITIONS

-The Portfolio's price,                     -Under normal
yield, and total return                     circumstances the
will fluctuate in response                  Portfolio plans to
to stock market movements                   remain fully invested with at least
                                            65% in U.S. small company stocks;
-Adverse market conditions                  stock investments may include U.S.
may from time to time cause                 and foreign common stocks,
the Portfolio to take                       convertible securities, preferred
temporary defensive positions               stocks, trust or partnership
that are inconsistent with                  interests, warrants, rights, and
its principal investment                    investment company securities.
strategies and may hinder
the Portfolio from achieving
its investment objective

                                              -The Portfolio seeks to limit
                                               risk through diversification.

                                              -During severe market
                                               downturns, the Portfolio
                                               has the option of investing
                                               up to 100% of assets in
                                               investment-grade short-term
                                               securities.

MANAGEMENT CHOICES

-The Portfolio could                - J.P. Morgan focuses its active
underperform its                      management on securities selection, the
benchmark due to its                  area where it believes its commitment to
securities and asset                  research can most enhance returns
allocation choices


FOREIGN INVESTMENTS

-The Portfolio could lose                   -The Portfolio anticipates
 money because of foreign                   that its total foreign
 government actions,                        investments will not
 political instability,                     exceed 20% of assets
 or lack of adequate and
 accurate information                       -The Portfolio actively
                                            manages the currency
-Currency exchange rate                     exposure of its foreign
 movements could reduce                     investments relative to
 gains or create losses                     its benchmark, and may
                                            hedge back into the U.S.
                                            dollar from time to time
                                            (see also "Derivatives")

DERIVATIVES

-Derivatives such as                        -The Portfolio uses
 futures, options, swaps                    derivatives for hedging
 and foreign currency                       and for risk management
 forward contracts that                     (i.e., to adjust duration
 are used for hedging the                   or to establish or
 portfolio or specific                      adjust exposure to particular
 securities may not fully                   securities, markets, or currencies);
 offset the underlying                      risk management may include
 positions (1)
                                            management of the Portfolio's
-Derivatives used for                       exposure relative to its benchmark
 risk management may not
 have the intended effects
 and may result in losses
 or missed opportunities


-The counterparty to a
 derivatives contract
 could default                      -The Portfolio only
                                    establishes hedges
-Derivatives that involve           that it expects
 leverage could magnify             will be highly
 losses                             correlated with
                                    underlying
                                    positions

                                    -While the
                                    Portfolio may use
                                    derivatives that
                                    incidentally
                                    involve leverage,
                                    it does not use
                                    them for the
                                    specific purpose
                                    of leveraging the
                                    Portfolio

-------------------------------------
(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on the value of a securities index. An option is the right to buy or sell securities that is granted in exchange for an agreed-upon sum. A swap is a privately negotiated agreement to exchange one stream of payments for another. A foreign currency forward contract is an obligation to buy or sell a given currency on a future date and at a set price.


ILLIQUID HOLDINGS

-The Portfolio could                        -The Portfolio may
 have difficulty valuing                    not invest more
 holdings precisely                         than 15% of net
                                            assets in illiquid
-The Portfolio could be                     holdings
 unable to sell these
 holdings at the time               -To maintain
 or price it desires                adequate liquidity
                                    to meet redemptions,  the Portfolio may hold
                                    investment-grade    short-term    securities
                                    (including repurchase agreements) and, for temporary or extraordinary purposes, may borrow from banks up to 33 1/3% of the value of its assets

WHEN-ISSUED AND DELAYED
DELIVERY SECURITIES

-When the Portfolio buys                    -The Portfolio uses
 securities before issue                    segregated
 or for delayed delivery,                   accounts to offset
 it could be exposed to                     leverage risk
 leverage risk if it
 does not use segregated
 accounts

SHORT-TERM TRADING

-Increased trading                          -The Portfolio
 would raise the                            anticipates a
 Portfolio's                                portfolio turnover
 brokerage and related                      rate of approximately 100%
 costs

-Increased short-term
 capital gains
 distributions would                        -The Portfolio generally avoids
 raise shareholders'                        short-term trading except to take
 income tax liability                       advantage of attractive or
                                            unexpected opportunities or
                                            to meet demands generated by
                                            shareholder activity

ITEM 5.  MANAGEMENT OF THE PORTFOLIO.

     The Portfolio is advised by J.P. Morgan Investment Management Inc. ("JPMIM" or the "Advisor").

         Subject to the supervision of the Portfolio's Trustees, the Advisor makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. Effective October 1, 1998 the Portfolio's Investment Advisor is JPMIM. Prior to that date, Morgan was the Investment Advisor.

         JPMIM, a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which Morgan serves as trustee.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of more than $326 billion.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, London, Tokyo, Frankfurt and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders. The conclusions of the equity analysts' fundamental research is quantified into a set of projected returns for individual companies through the use of a dividend discount model. These returns are projected for 2 to 5 years to enable analysts to take a longer term view. These returns, or normalized earnings, are used to establish relative values among stocks in each industrial sector. These values may not be the same as the markets' current valuations of these companies. This provides the basis for ranking the attractiveness of the companies in an industry according to five distinct quintiles or rankings. This ranking is one of the factors considered in determining the stocks purchased and sold in each sector.

         The investment advisory services the Advisor provides to the Portfolios are not exclusive under the terms of the Advisory Agreements. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolios. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio.

         Morgan, also a wholly owned subsidiary of J.P. Morgan, is a bank holding company organized under the laws of the State of Delaware. Morgan, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.

         The Portfolio is managed by officers of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of certain investment management affiliates of J.P. Morgan.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Advisory Agreements, the Portfolio corresponding has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.40% of the Portfolio's average daily net assets.

     The portfolio management team is led by Candice Eggerss, vice president, and Saira Malik, vice president and CFA. Ms. Eggerss has been with J.P. Morgan since May of 1996 as a member of the U.S. small company portfolio management team, and from June of 1993 to May of 1996 held a similar position with Weiss, Peck & Greer. Ms. Malik has been with J.P. Morgan since July of 1995 as a small company equity analyst and portfolio manager after graduating from the University of Wisconsin with an M.S. in finance.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The U.S. Small Company Opportunities Portfolio (formerly The Small Company Growth Portfolio) (the "Portfolio") is described herein. The Portfolio is diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

MANAGEMENT AND ADMINISTRATION

         The Board of Trustees provides broad supervision over the affairs of the Portfolio Trust. The Portfolio Trust has retained the services of JPMIM as investment adviser and Morgan as administrative services agent. The Portfolio Trust has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio Trust has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         The Portfolio Trust has entered into an Amended and Restated Portfolio Services Agreement, dated July 11, 1996 with Pierpont Group, Inc. ("Pierpont Group") to assist the Trustees in exercising their overall supervisory responsibilities over the affairs of the Portfolio. The fees to be paid under the agreement approximate the reasonable cost of Pierpont Group in providing these services to the Portfolio Trust and other registered investment companies subject to similar agreements with Pierpont Group. Pierpont Group was organized in 1989 at the request of the Trustees of The Pierpont Family of Funds (now the J.P. Morgan Family of Funds) for the purpose of providing these services at cost to those funds. The principal offices of Pierpont Group are located at 461 Fifth Avenue, New York, New York 10017.

------------------------------------ -------------------------------------------
Advisory services                    0.60% of the portfolio's average net assets
 .................................... ...........................................
Administrative services (fee         Portfolio's pro-rata portions of 0.09% of
shared with Funds Distributor, Inc.) the first $7 billion of average net assets in J.P. Morgan-advised portfolios, plus
                                     0.04% of average net assets over $7 billion
 .................................... ...........................................
J.P. Morgan may pay fees to certain firms and professionals for providing recordkeeping or other services in connection with investments in a fund.

ITEM 7.  SHAREHOLDER INFORMATION

INVESTING
         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio Trust. The net asset value of the Portfolio is determined at the Valuation Time on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank.)

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Net Asset Value as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of the Advisor, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

ADDING TO YOUR ACCOUNT
         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

SELLING SHARES
         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

REDEMPTION IN KIND
         The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in-kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ACCOUNT AND TRANSACTION POLICIES
Business Hours and NAV Calculations
         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of the close of trading on the NYSE (normally 4:00 pm eastern time) (the "valuation Time").

DIVIDENDS AND DISTRIBUTIONS
         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

     Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd. at Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, B.W.I. (345-949-6644).

TAX CONSIDERATIONS
         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

Year 2000 Portfolio operations and shareholders could be adversely affected if the computer systems used by J.P. Morgan, the Portfolio's other service providers and other entities with computer systems linked to the Portfolio do not properly process and calculate January 1, 2000 and after date-related information. J.P. Morgan is working to avoid these problems and to obtain assurances from other service providers that they are taking similar steps. However, it is not certain that these actions will be sufficient to prevent these date-related problems from adversely impacting Portfolio operations and shareholders. In addition, to the extent that operations of issuers of securities held by the Portfolio are impaired by date-related problems or prices of securities decline as a result of real or perceived date-related problems of issuers held by the Portfolio or generally, the net asset value of the Portfolio will decline.

                                     PART B

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS                                     PAGE


         General Information and History . . . . . . . . . . .  B-1
         Investment Objective and Policies . . . . . . . . . .  B-1
         Management of the Portfolio . . . . . . . . . . . . .  B-20
         Control Persons and Principal Holders
          of Securities . . . . . . . . . . . . . . . . . . . . B-24
         Investment Advisory and Other Services  . . . . . . .  B-24
         Brokerage Allocation and Other Practices  . . . . . .  B-29
         Capital Stock and Other Securities  . . . . . . . . .  B-30
         Purchase, Redemption and Pricing of Securities Being
         Offered   . . . . . . . . . . . . . . . . . . . . . .  B-32
         Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-33
         Underwriters  .  .  .  . . . . . . . . . . .. . . . .  B-36
         Calculations of Performance Data  . . . . . . . . . .  B-36
         Financial Statements  . . . . . . . . . . . . . . . .  B-37
         Appendix A  . . . . . . . . . . . . . . . . . . . . .  Appendix-1

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.


         The investment objective of The Disciplined Equity Portfolio (the "Disciplined Equity Portfolio") is to provide a consistently high total return from a broadly diversified portfolio of equity securities with risk characteristics similar to the S&P 500 Index.

     The investment objective of The U.S. Small Company Opportunities Portfolio's (the "U.S. Small Company Opportunities Portfolio") is to provide long-term growth from a portfolio of small company growth stocks. This investment objective can be changed without investor approval.

     The Disciplined Equity Portfolio and the U.S. Small Company Opportunities Portfolio (collectively, "the Portfolios") are advised by J.P. Morgan Investment Management Inc. ("JPMIM" or the "Advisor").

INVESTMENT PROCESS

INVESTMENT PROCESS FOR THE DISCIPLINED EQUITY PORTFOLIO

         Research: The Advisor's more than 20 domestic equity analysts, each an industry specialist with an average of over 10 years of experience, follow approximately 600 medium and large capitalization U.S. companies. Their research goal is to forecast intermediate-term earnings and prospective dividend growth rates for the companies that they cover.

         Valuation: The analysts' forecasts are converted into comparable expected returns using a proprietary dividend discount model, which calculates the intermediate-term earnings by comparing a company's current stock price with its forecasted dividends and earnings. Within each sector, companies are ranked according to their relative value and grouped into quintiles: those with the highest expected returns (Quintile 1) are deemed the most undervalued relative to their long-term earnings power, while those with the lowest expected returns (Quintile 5) are deemed the most overvalued.

         Stock Selection: A broadly diversified portfolio is constructed using disciplined buy and sell rules. Purchases are allocated among stocks in the first three quintiles. Once a stock falls into the fourth and fifth quintiles, either because its price has risen or its fundamentals have deteriorated - it generally becomes a candidate for sale. The Disciplined Equity Portfolio's sector weightings are matched to those of the S&P 500 Index, The Disciplined Equity Portfolio's benchmark. The Advisor, also controls The Disciplined Equity Portfolio's exposure to style and theme bets and maintains near-market security weightings in individual security holdings. This process results in an investment portfolio containing approximately 300 stocks.

INVESTMENT PROCESS FOR THE U.S. SMALL COMPANY OPPORTUNITES PORTFOLIO

         Research: The Advisor's more than 20 domestic equity analysts, each an industry specialist with an average of over 10 years of experience, continuously monitor the small cap stocks in their respective sectors with the aim of identifying companies that exhibit superior financial strength and operating returns. Meetings with management and on-site visits play a key role in shaping their assessments. Their research goal is to forecast normalized, long-term earnings and dividends for the most attractive small cap companies among those they monitor -- a universe that contains a total of approximately 600 names. Because the Advisor's analysts follow both the larger and smaller companies in their industries -- in essence, covering their industries from top to bottom -- they are able to bring broad perspective to the research they do on both.

         Valuation: The analysts' forecasts are converted into comparable expected returns using a proprietary dividend discount model, which calculates the long-term earnings by comparing a company's current stock price with the its forecasted dividends and earnings. Within each industry, companies are ranked according to their relative value and grouped into quintiles: those with the highest expected returns (Quintile 1) are deemed the most undervalued relative to their long-term earnings power, while those with the lowest expected returns (Quintile 5) are deemed the most overvalued.

         Stock Selection: A diversified portfolio is constructed using disciplined buy and sell rules. Purchases are concentrated among the stocks in the top two quintiles of the rankings; the specific names selected reflect the portfolio manager's judgment concerning the soundness of the underlying forecasts, the likelihood that the perceived misvaluation will soon be corrected, and the magnitude of the risks versus the rewards. Once a stock falls into the third quintile -- because its price has risen or its fundamentals have deteriorated -- it generally becomes a candidate for sale. While The U.S. Small Company Opportunities Portfolio holds stocks in many industries to reduce the impact of poor performance in any one sector, it tends to emphasize industries with higher growth potential and does not track the sector weightings of the overall small company stock market.

         The following discussion supplements the information regarding the investment objectives of the Portfolios and the policies to be employed to achieve these objectives as set forth in Part A.

EQUITY INVESTMENTS

         The Portfolios invest primarily in equity securities consisting of common stock and other securities with equity characteristics. The securities in which the Portfolios invest include those listed on any domestic or foreign securities exchange or traded in the over-the-counter (OTC) market as well as certain restricted or unlisted securities. A discussion of the various types of equity investments which may be purchased by the Portfolios appears below.

         EQUITY SECURITIES. The common stock in which the Portfolios may invest include the common stock of any class or series of domestic or foreign corporations or any similar equity interest, such as trust or partnership interests. T he Portfolios' equity investments may also include preferred stock, warrants, rights and convertible securities. These investments may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

         The convertible securities in which the Portfolios may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

         COMMON STOCK WARRANTS. The Portfolios may invest in common stock warrants that entitle the holder to buy common stock from the issuer of the warrant at a specific price (the strike price) for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock.

         Warrants generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer company. A warrant will expire worthless if it is not exercised on or prior to the expiration date.

FOREIGN INVESTMENTS

         The Portfolios may invest in certain foreign securities. The Portfolios do not expect to invest more than 20% of their respective investments, at the time of purchase, to be in securities of foreign issuers. This 20% limit is designed to accommodate the increased globalization of companies as well as the re-domiciling of companies for tax treatment purposes. It is not currently expected to be used to increase direct non-U.S.
exposure.

         Investors should realize that the value of the Portfolios' investments in foreign securities may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the Portfolios' operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may also be more difficult to obtain and enforce a judgment against a foreign issuer. Any foreign investments made by the Portfolios must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

         In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of domestic security exchanges. Accordingly, a Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. issuers, may affect portfolio liquidity. In buying and selling securities on foreign exchanges, purchasers normally pay fixed commissions that are generally higher than the negotiated commissions charged in the United
States. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers located in foreign countries than in the United States.

         Foreign investments may be made directly in securities of foreign issuers or in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and Global Depository Receipts ("GDRs") or other similar securities of foreign issuers. ADRs are securities, typically issued by a U.S. financial institution (a "depository"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depository. ADRs include American Depository Shares and New York Shares. EDRs are receipts issued by a European financial institution. GDRs, which are sometimes referred to as Continental Depository Receipts ("CDRs"), are securities, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. ADRs, EDRs, GDRs and CDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depository, whereas an unsponsored facility may be established by a depository without participation by the issuer of the receipt's underlying security.

         Holders of an unsponsored depository receipt generally bear all costs of the unsponsored facility. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities.

         Since investments in foreign securities may involve foreign currencies, the value of the Portfolios' assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, including currency blockage. The Portfolios may enter into forward commitments for the purchase or sale of foreign currencies in connection with the settlement of foreign securities transactions or to manage the Portfolios' currency exposure related to foreign investments.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS

         Because the Portfolios may buy and sell securities and receive interest and dividends in currencies other than the U.S. dollar, the Portfolios may enter from time to time into foreign currency exchange transactions. The Portfolios either enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or uses forward contracts to purchase or sell foreign currencies. The cost of the Portfolios' spot currency exchange transactions is generally the difference between the bid and offer spot rate of the currency being purchased or sold.

         A forward foreign currency exchange contract is an obligation by the Portfolios to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are derivative instruments, as their value derives from the spot exchange rates of the currencies underlying the contract. These contracts are entered into in the interbank market directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolios' securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Portfolios may enter into foreign currency exchange transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or anticipated securities transactions. The Portfolios may also enter into forward contracts to hedge against a change in foreign currency exchange rates that would cause a decline in the value of existing investments denominated or principally traded in a foreign currency. To do this, the Portfolios would enter into a forward contract to sell the foreign currency in which the investment is denominated or principally traded in exchange for U.S. dollars or in exchange for another foreign currency. The Portfolios will only enter into forward contracts to sell a foreign currency in exchange for another foreign currency if the Advisor expects the foreign currency purchased to appreciate against the U.S. dollar.

         Although these transactions are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they limit any potential gain that might be realized should the value of the hedged currency increase. In addition, forward contracts that convert a foreign currency into another foreign currency will cause the Portfolios to assume the risk of fluctuations in the value of the currency purchased vis a vis the hedged currency and the U.S. dollar. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolios may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for money market instruments and other fixed income securities no interest accrues to the Portfolios until settlement takes place. At the time the Portfolios make the commitment to purchase securities on a when-issued or delayed delivery basis, they will record the transaction, reflect the value each day of such securities in determining its net asset value and calculate the maturity for the purposes of average maturity from that date. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolios will maintain with the custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolios will meet their obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Portfolios choose to dispose of the right to acquire a when-issued security prior to its acquisition, they could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Also, the Portfolios may be disadvantaged if the other party to the transaction defaults. It is the current policy of the Portfolios not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolios' total assets, less liabilities other than the obligations created by when-issued commitments.

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by the Portfolios to the extent permitted under the Investment Company Act of 1940, as amended (the "1940 Act"). These limits require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Portfolios' total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of their total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolios. As a shareholder of another investment company, the Portfolios would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolios bear directly in connection with their own operations.

          The Securities and Exchange Commission ("SEC") has granted the Portfolios an exemptive order permitting it to invest its uninvested cash in any of the following affiliated money market funds: J.P. Morgan Institutional Prime Money Market Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund, J.P. Morgan Institutional Federal Money Market Fund and J.P. Morgan Institutional Treasury Money Market Fund. The order sets the following conditions: (1) the Portfolio may invest in one or more of the permitted money market funds up to an aggregate limit of 25% of its assets; and (2) the Advisor will waive and/or reimburse its advisory fee from the Portfolio in an amount sufficient to offset any doubling up of investment advisory and shareholder servicing fees. The Portfolio has applied for additional exemptive relief from the SEC to permit the Portfolio to invest in additional affiliated investment companies. If the requested relief is granted, the Portfolio would then be permitted to invest in non-money market affiliated funds, subject to certain conditions specified in the applicable order.

         REVERSE REPURCHASE AGREEMENTS. The Portfolios may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolios sell a security and agree to repurchase the same security at a mutually agreed upon date and price reflecting the interest rate effective for the term of the agreement. For purposes of the 1940 Act a reverse repurchase agreement is also considered as the borrowing of money by the Portfolios and, therefore, a form of leverage. Leverage may cause any gains or losses for the Portfolios to be magnified. The Portfolios will invest the proceeds of borrowings under reverse repurchase agreements. In addition, except for liquidity purposes, the Portfolios will enter into a reverse repurchase agreement only when the expected return from the investment of the proceeds is greater than the expense of the transaction. The Portfolios will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Portfolios will establish and maintain with the custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. See "Investment Restrictions" for each Portfolio's limitations on reverse repurchase agreements and bank borrowings.

         LOANS OF PORTFOLIO SECURITIES. The Portfolios are permitted to lend their securities in an amount up to 331/3% of the value of their net assets. The Portfolios may lend their securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolios at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolios any income accruing thereon. Loans will be subject to termination by the Portfolios in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolios and their investors. The Portfolios may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolios will consider all facts and circumstances before entering into such an agreement, including the creditworthiness of the borrowing financial institution, and the Portfolios will not make any loans in excess of one year. The Portfolios will not lend their securities to any officer, Trustee, Director, employee or other affiliate of the Portfolios, Advisor, Private Placement Agent or Administrator, unless otherwise permitted by applicable law.

         IILIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. No Portfolio may not acquire any illiquid securities if, as a result thereof, more than 15% of its net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolios may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the Securities Act of 1933, as amended (the "1933 Act") and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolios. The price the Portfolios pay for illiquid securities or receive upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

         The Portfolios may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

         As to illiquid investments, the Portfolios are subject to a risk that should the Portfolios decide to sell them when a ready buyer is not available at a price the Portfolios deem representative of their value, the value of the Portfolios' net assets could be adversely affected. Where an illiquid security must be registered under 1933 Act, before it may be sold, the Portfolios may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Portfolios may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolios may obtain a less favorable price than prevailed when it decided to sell.

MONEY MARKET INSTRUMENTS

         Although the Portfolios intend, under normal circumstances and to the extent practicable, to be fully invested in equity securities, the Portfolios may invest in money market instruments to the extent consistent with their investment objectives and policies. The Portfolios may make money market investments pending other investment or settlement, for liquidity or in adverse market conditions. A description of the various types of money market instruments that may be purchased by the Portfolios appears below. Also see "Quality and Diversification Requirements".

     U.S. TREASURY SECURITIES. The Portfolios may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. The Portfolios may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank. In the case of securities not backed by the full faith and credit of the United States, the Portfolios must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States themselves in the event the agency or instrumentality does not meet their commitments. Securities in which the Portfolios may invest that are not backed by the full faith and credit of the United States include, but are not limited to: (i) obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Banks and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations; (ii) securities issued by the Federal National Mortgage Association, which are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and (iii) obligations of the Federal Farm Credit System and the Student Loan Marketing Association, each of whose obligations may be satisfied only by the individual credits of the issuing agency.

     FOREIGN GOVERNMENT OBLIGATIONS. The Portfolios, subject to their applicable investment policies, may also invest in short-term obligations of foreign sovereign governments or of their agencies, instrumentalities, authorities or political subdivisions. These securities may be denominated in the U.S. dollar or in another currency. See "Foreign Investments".

         BANK OBLIGATIONS. The Portfolios, unless otherwise noted in Part A or below, may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associations and savings banks which have more than $2 billion in total assets (the "Asset Limitation") and are organized under the laws of the United States or any state, (ii) foreign branches of these banks or of foreign banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). See "Foreign Investments" The Portfolios will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank. The Portfolios may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank, or the World Bank).

         COMMERCIAL PAPER. The Portfolios may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and Morgan Guaranty Trust Company of New York ("Morgan"), an affiliate of the Advisor, acting as agent, for no additional fee. The monies loaned to the borrower come from accounts managed by Morgan or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. Morgan, an affiliate of the Advisor, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand which is continuously monitored by Morgan. Since master demand obligations typically are not rated by credit rating agencies, the Portfolios may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality which satisfies the Portfolios' quality restrictions. See "Quality and Diversification Requirements". It is possible that the issuer of a master demand obligation could be a client of Morgan, to whom Morgan, an affiliate of the Advisor, in its capacity as a commercial bank, has made a loan.

         REPURCHASE AGREEMENTS. The Portfolios may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Trustees. In a repurchase agreement, the Portfolios buy a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolios are invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolios to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolios invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolios will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolios in each agreement plus accrued interest, and the Portfolios will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Portfolios' custodian (the "Custodian"). If the seller defaults, the Portfolios may incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon disposal of the collateral by the Portfolios may be delayed or limited.

         The Portfolios may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate and foreign bonds, asset-backed securities and other obligations described in this Part B.

QUALITY AND DIVERSIFICATION REQUIREMENTS

         The Portfolios intend to meet the diversification requirements of the 1940 Act. To meet these requirements, 75% of the assets of the Portfolios are subject to the following fundamental limitations: (1) the Portfolios may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the U.S. Government, its agencies and instrumentalities, and (2) the Portfolios may not own more than 10% of the outstanding voting securities of any one issuer. As for the other 25% of the Portfolios' assets not subject to the limitation described above, there is no limitation on investment of these assets under the 1940 Act, so that all of such assets may be invested in securities of any one issuer. Investments not subject to the limitations described above could involve an increased risk to the Portfolios should an issuer, or a state or its related entities, be unable to make interest or principal payments or should the market value of such securities decline.

         The Portfolios may invest in convertible debt securities, for which there are no specific quality requirements. In addition, at the time the Portfolios invest in any commercial paper, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("Standard & Poor's"), the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's, or if no such ratings are available, the investment must be of comparable quality in the Advisor's opinion. At the time the Portfolios invest in any other short-term debt securities, they must be rated A or higher by Moody's or Standard & Poor's, or if unrated, the investment must be of comparable quality in the Advisor's opinion. A description of illustrative credit ratings is set forth in Appendix A attached to this Part B.

         In determining suitability of investment in a particular unrated security, the Advisor takes into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer, and other relevant conditions, such as comparability to other issuers.

OPTIONS AND FUTURES TRANSACTIONS

         The Portfolios may (a) purchase and sell exchange traded and over-the-counter (OTC) put and call options on equity securities or indexes of equity securities, (b) purchase and sell futures contracts on indexes of equity securities and (c) purchase and sell put and call options on futures contracts on indexes of equity securities. Each of these instruments is a derivative instrument as its value derives from the underlying asset or index.

         The Portfolios may utilize options and futures contracts to manage their exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge the Portfolios' investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls, and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of the Portfolios' overall strategy in a manner deemed appropriate to the Advisor and consistent with the Portfolios' objectives and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase a Portfolio's return. While the use of these instruments by the Portfolios may reduce certain risks associated with owning their portfolio securities, these techniques themselves entail certain other risks. If the Advisor applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolios' returns. Certain strategies limit the Portfolios' possibilities to realize gains as well as limiting their exposure to losses. The Portfolios could also experience losses if the prices of their options and futures positions were poorly correlated with their other investments, or if they could not close out their positions because of an illiquid secondary market. In addition, the Portfolios will incur transaction costs, including trading commissions and option premiums, in connection with their futures and options transactions and these transactions could significantly increase the Portfolios' turnover rates.

         Each Portfolio may purchase put and call options on securities, indexes of securities and futures contracts, or purchase and sell futures contracts, only if such options are written by other persons and if the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's net assets, and (ii) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets.

OPTIONS

         PURCHASING PUT AND CALL OPTIONS. By purchasing a put option, the Portfolios obtain the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, the Portfolios pay the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indexes of securities, indexes of securities prices, and futures contracts. The Portfolios may terminate their position in a put option they have purchased by allowing it to expire or by exercising the option. The Portfolios may also close out a put option position by entering into an offsetting transaction, if a liquid market exists. If the option is allowed to expire, the Portfolios will lose the entire premium they paid. If the Portfolios exercise a put option on a security, they will sell the instrument underlying the option at the strike price. If the Portfolios exercise an option on an index, settlement is in cash and does not involve the actual sale of securities. If an option is American style, it may be exercised on any day up to its expiration date. A European style option may be exercised only on its expiration date.

         The buyer of a typical put option can expect to realize a gain if the price of the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

         The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option's strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the option with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

         SELLING (WRITING) PUT AND CALL OPTIONS. When the Portfolios write a put option, they take the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the Portfolios assume the obligation to pay the strike price for the instrument underlying the option if the other party to the option chooses to exercise it. The Portfolios may seek to terminate their position in a put option they write before exercise by purchasing an offsetting option in the market at its current price. If the market is not liquid for a put option the Portfolios have written, however, the Portfolios must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below.

         If the price of the underlying instrument rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing and holding the underlying instrument directly, however, because the premium received for writing the option should offset a portion of the decline.

         Writing a call option obligates the Portfolios to sell or deliver the option's underlying instrument in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

         The writer of an exchange traded put or call option on a security, an index of securities or a futures contract is required to deposit cash or securities or a letter of credit as margin and to make mark to market payments of variation margin as the position becomes unprofitable.

         OPTIONS ON INDEXES. Options on securities indexes are similar to options on securities, except that the exercise of securities index options is settled by cash payment and does not involve the actual purchase or sale of securities. In addition, these options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. The Portfolios, in purchasing or selling index options, are subject to the risk that the value of their portfolio securities may not change as much as an index because the Portfolios' investments generally will not match the composition of an index.

         For a number of reasons, a liquid market may not exist and thus the Portfolios may not be able to close out an option position that they have previously entered into. When the Portfolios purchase an OTC option, it will be relying on its counterparty to perform their obligations, and the Portfolios may incur additional losses if the counterparty is unable to perform.

         EXCHANGE TRADED AND OVER-THE-COUNTER OPTIONS. All options purchased or sold by the Portfolios will be traded on a securities exchange or will be purchased or sold by securities dealers (OTC options) that meet creditworthiness standards approved by the Board of Trustees. While exchange-traded options are obligations of the Options Clearing Corporation, in the case of OTC options, the Portfolios rely on the dealer from which it purchased the option to perform if the option is exercised. Thus, when the Portfolios purchase an OTC option, they rely on the dealer from which they purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolios as well as loss of the expected benefit of the transaction. Provided that the Portfolios have arrangements with certain qualified dealers who agree that the Portfolios may repurchase any option they write for a maximum price to be calculated by a predetermined formula, the Portfolios may treat the underlying securities used to cover written OTC options as liquid. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

     FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. In entering into futures and options transactions the Portfolios may purchase or sell (write) futures contracts and purchase or sell put and call options, including put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. Currently, futures contracts are available on various types of fixed income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of fixed income securities and indexes of equity securities.

         Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

         The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by the Portfolios are paid by the Portfolios into a segregated account, in the name of the Futures Commission Merchant, as required by the 1940 Act and the SEC's interpretations thereunder.

         COMBINED POSITIONS. The Portfolios may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Portfolios may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

     CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match the Portfolios' current or anticipated investments exactly. The Portfolios may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolios' other investments.

         Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolios' investments well. Options and futures contracts prices are affected by such factors as current and anticipated short term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. The Portfolios may purchase or sell options and futures contracts with a greater or lesser value than the securities they wish to hedge or intend to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Portfolios' options or futures positions are poorly correlated with their other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

         LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Portfolios to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require the Portfolios to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolios' access to other assets held to cover their options or futures positions could also be impaired. (See "Exchange Traded and Over-the-Counter Options" above for a discussion of the liquidity of options not traded on an exchange.)

         POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, the Portfolios or the Advisor may be required to reduce the size of their futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.

         ASSET COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. The Portfolios intend to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits the extent to which the Portfolios can commit assets to initial margin deposits and option premiums. In addition, the Portfolios will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolios' assets could impede portfolio management or the Portfolios' ability to meet redemption requests or other current obligations.

         Although the Portfolio will not be commodity pools, certain derivatives subject the Portfolio to the rules of the Commodity Futures Trading Commission which limit the extent to which the Fund can invest in such derivatives. The Portfolio may invest in futures contracts and options with respect thereto for hedging purposes without limit. However, the Portfolio may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceeds 5% of the liquidation value of the Portfolio's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation.

SWAPS AND RELATED SWAP PRODUCTS

         The Portfolios may engage in swap transactions, including, but not limited to, interest rate, currency, securities index, basket, specific security and commodity swaps, interest rate caps, floors and collars and options on interest rate swaps (collectively defined as "swap transactions").

         The Portfolios may enter into swap transactions for any legal purpose consistent with their investment objectives and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining that return or spread through purchases and/or sales of instruments in cash markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible. The Portfolios will not sell interest rate caps, floors or collars if it does not own securities with coupons which provide the interest that the Portfolios may be required to pay.

         Swap agreements are two-party contracts entered into primarily by institutional counterparties for periods ranging from a few weeks to several years. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) that would be earned or realized on specified notional investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated by reference to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency or commodity, or in a "basket" of securities representing a particular index. The purchaser of an interest rate cap or floor, upon payment of a fee, has the right to receive payments (and the seller of the cap is obligated to make payments) to the extent a specified interest rate exceeds (in the case of a cap) or is less than (in the case of a floor) a specified level over a specified period of time or at specified dates. The purchaser of an interest rate collar, upon payment of a fee, has the right to receive payments (and the seller of the collar is obligated to make payments) to the extent that a specified interest rate falls outside an agreed upon range over a specified period of time or at specified dates. The purchaser of an option on an interest rate swap, upon payment of a fee (either at the time of purchase or in the form of higher payments or lower receipts within an interest rate swap transaction) has the right, but not the obligation, to initiate a new swap transaction of a pre-specified notional amount with pre-specified terms with the seller of the option as the counterparty.

         The "notional amount" of a swap transaction is the agreed upon basis for calculating the payments that the parties have agreed to exchange. For example, one swap counterparty may agree to pay a floating rate of interest (e.g., 3 month LIBOR) calculated based on a $10 million notional amount on a quarterly basis in exchange for receipt of payments calculated based on the same notional amount and a fixed rate of interest on a semi-annual basis. In the event a Portfolio is obligated to make payments more frequently than it receives payments from the other party, it will incur incremental credit exposure to that swap counterparty. This risk may be mitigated somewhat by the use of swap agreements which call for a net payment to be made by the party with the larger payment obligation when the obligations of the parties fall due on the same date. Under most swap agreements entered into by a Portfolio, payments by the parties will be exchanged on a "net basis", and a Portfolio will receive or pay, as the case may be, only the net amount of the two payments.

         The amount of a Portfolio's potential gain or loss on any swap transaction is not subject to any fixed limit. Nor is there any fixed limit on a Portfolio's potential loss if it sells a cap or collar. If a Portfolio buys a cap, floor or collar, however, a Portfolio's potential loss is limited to the amount of the fee that it has paid. When measured against the initial amount of cash required to initiate the transaction, which is typically zero in the case of most conventional swap transactions, swaps, caps, floors and collars tend to be more volatile than many other types of instruments.

         The use of swap transactions, caps, floors and collars involves investment techniques and risks which are different from those associated with portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates, and other applicable factors, the investment performance of the Portfolios will be less favorable than if these techniques had not been used. These instruments are typically not traded on exchanges. Accordingly, there is a risk that the other party to certain of these instruments will not perform its obligations to the Portfolios or that the Portfolios may be unable to enter into offsetting positions to terminate its exposure or liquidate its position under certain of these instruments when it wishes to do so. Such occurrences could result in losses to the Portfolios.

           The Advisor will, however, consider such risks and will enter into swap and other derivatives transactions only when it believes that the risks are not unreasonable.

         The Portfolios will maintain cash or liquid assets in a segregated account with its custodian in an amount sufficient at all times to cover its current obligations under its swap transactions, caps, floors and collars. If the Portfolios enter into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Portfolios' accrued obligations under the swap agreement over the accrued amounts the Portfolios are entitled to receive under the agreement. If a Portfolio enters into a swap agreement on other than a net basis, or sells a cap, floor or collar, it will segregate assets with a daily value at least equal to the full amount of a Portfolio's accrued obligations under the agreement.

         The Portfolios will not enter into any swap transaction, cap, floor, or collar, unless the counterparty to the transaction is deemed creditworthy by the Advisor. If a counterparty defaults, the Portfolios may have contractual remedies pursuant to the agreements related to the transaction. The swap markets in which many types of swap transactions are traded have grown substantially in recent years, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the markets for certain types of swaps (e.g., interest rate swaps) have become relatively liquid. The markets for some types of caps, floors and collars are less liquid.

         The liquidity of swap transactions, caps, floors and collars will be as set forth in guidelines established by the Advisor and approved by the Trustees which are based on various factors, including (1) the availability of dealer quotations and the estimated transaction volume for the instrument, (2) the number of dealers and end users for the instrument in the marketplace, (3) the level of market making by dealers in the type of instrument, (4) the nature of the instrument (including any right of a party to terminate it on demand) and
(5) the nature of the marketplace for trades (including the ability to assign or offset the Portfolios' rights and obligations relating to the instrument). Such determination will govern whether the instrument will be deemed within the 15% restriction on investments in securities that are not readily marketable.

          During the term of a swap, cap, floor or collar, changes in the value of the instrument are recognized as unrealized gains or losses by marking to market to reflect the market value of the instrument. When the instrument is terminated, a Portfolio will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) the closing transaction and a Portfolio's basis in the contract.

         The federal income tax treatment with respect to swap transactions, caps, floors, and collars may impose limitations on the extent to which a Portfolio may engage in such transactions.

RISK MANAGEMENT

         The Portfolios may employ non-hedging risk management techniques. Risk management strategies are used to keep the Portfolios fully invested and to reduce the transaction costs associated with cash flows into and out of the Portfolios. The objective where equity futures are used to "equitize" cash is to match the notional value of all futures contracts to the Portfolios' cash balance. The notional value of futures and of cash is monitored daily. As the cash is invested in securities and/or paid out to participants in redemptions, the Advisor simultaneously adjusts the futures positions. Through such procedures, the Portfolios not only gain equity exposure from the use of futures, but also benefit from increased flexibility in responding to client cash flow needs. Additionally, because it can be less expensive to trade a list of securities as a package or program trade rather than as a group of individual orders, futures provide a means through which transaction costs can be reduced. Such non-hedging risk management techniques are not speculative, but because they involve leverage include, as do all leveraged transactions, the possibility of losses as well as gains that are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.

PORTFOLIO TURNOVER

         The Disciplined Equity Portfolio portfolio turnover rates for the fiscal years ended May 31, 1998 and 1999 were 61% and 51%, respectively. The U.S. Small Company Opportunities Portfolio portfolio turnover rates for the period June 16, 1997 (commencement of operations) through May 31, 1998 and for the fiscal year ended May 31, 1999, were 73% and 116% respectively. A rate of 100% indicates that the equivalent of all of the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income purposes. See Item 20 below.

INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Portfolios. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolios. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a security holders meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

         The Portfolios:

1. May not make any investments inconsistent with a Portfolio's classification as a diversified investment company under the Investment Company Act of 1940;

2. May not purchase any security which would cause a Portfolio to concentrate its investments in the securities of issuers primarily engaged in any particular industry except as permitted by the SEC;

3. May not issue senior securities, except as permitted under the Investment Company Act of 1940 or any rule, order or interpretation thereunder;

4. May not borrow money, except to the extent permitted by applicable law;

5. May not underwrite securities of other issuers, except to the extent that a Portfolio, in disposing of portfolio securities, may be deemed an underwriter within the meaning of the 1933 Act;

6. May not purchase or sell real estate, except that, to the extent permitted by applicable law, a Portfolio may (a) invest in securities or other instruments directly or indirectly secured by real estate, and (b) invest in securities or other instruments issued by issuers that invest in real estate;

7. May not purchase or sell commodities or commodity contracts unless acquired as a result of ownership of securities or other instruments issued by persons that purchase or sell commodities or commodities contracts; but this shall not prevent the Portfolios from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), warrants, swaps, forward contracts, foreign currency spot and forward contracts or other derivative instruments that are not related to physical commodities; and

8. May make loans to other persons, in accordance with their respective investment objectives and policies and to the extent permitted by applicable law.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The investment restrictions described below are not fundamental policies of the Portfolios and may be changed by their Trustees. These non-fundamental investment policies require that the Portfolios:

(i) May not acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 15% of the market value of a Portfolio's net assets would be in investments which are illiquid;

(ii) May not purchase securities on margin, make short sales of securities, or maintain a short position, provided that this restriction shall not be deemed to be applicable to the purchase or sale of when-issued or delayed delivery securities, or to short sales that are covered in accordance with SEC rules; and

(iii) May not acquire securities of other investment companies, except as permitted by the 1940 Act or any order pursuant thereto.

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

         For purposes of fundamental investment restrictions regarding industry concentration, the Advisor may classify issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports With The Securities and Exchange Commission or other sources. In the absence of such classification or if the Advisor determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the Advisor may classify an issuer accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

ITEM 14.  MANAGEMENT OF THE  PORTFOLIOS.

     The Trustees and officers of the Portfolios, their business addresses, and principal occupations during the past five years and dates of birth are set forth below. Their titles may have varied during that period. A footnote indicates that a trustee is an "interested person" (as defined in the 1940 Act) of the Portfolios.

TRUSTEES AND OFFICERS

Trustees

         Frederick S. Addy -- Trustee; Retired; Former Executive Vice President and Chief Financial Officer, Amoco Corporation. His address is 5300 Arbutus Cove, Austin, Texas 78746, and his date of birth is January 1, 1932.

         William G. Burns -- Trustee; Retired; Former Vice Chairman and Chief Financial Officer, NYNEX. His address is 2200 Alaqua Drive, Longwood, Florida 32779, and his date of birth is November 2, 1932.

         Arthur C. Eschenlauer -- Trustee; Retired; Former Senior Vice President, Morgan Guaranty Trust Company of New York. His address is 14 Alta Vista Drive, RD #2, Princeton, New Jersey 08540, and his date of birth is May 23, 1934.

     Matthew Healey1 -- Trustee; Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc. ("Pierpont Group") since prior to 1993. His address is Pine Tree Country Club Estates, 10286 St. Andrews Road, Boynton Beach, Florida 33436, and his date of birth is August 23, 1937.

         Michael P. Mallardi -- Trustee; Retired; Prior to April 1996, Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group prior to April 1996. His address is 10 Charnwood Drive, Suffern, New York 10901, and his date of birth is March 17, 1934.

         The Trustees of the Portfolio Trust are the same as the Trustees of each of the other Master Portfolios, J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Master Portfolios, J.P. Morgan Funds and J.P. Morgan Institutional Funds, up to and including creating a separate board of trustees.

         Each Trustee is currently paid an annual fee of $75,000 (adjusted as of April 1, 1997) for serving as Trustee of the Master Portfolios (as defined below), J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Portfolio.

         Trustee compensation expenses paid by the Master Portfolios(as defined below), J.P. Morgan Institutional Funds and J.P. Morgan Funds for the calendar year ended December 31, 1998 are set forth below.

-------------------------------- --------------------- -------------------------

                                                       TOTAL TRUSTEE
                                                       COMPENSATION PAID BY THE
                                                       MASTER PORTFOLIOS(*),
                                 AGGREGATE             J.P. MORGAN INSTITUTIONAL
                                 TRUSTEE COMPENSATION  FUNDS, J.P. MORGAN FUNDS
                                 PAID BY THE           AND J.P. MORGAN SERIES
                                 PORTFOLIO TRUST       TRUST DURING 1998(**)___
                                 DURING 1998____
NAME OF TRUSTEE
-------------------------------- --------------------- -------------------------
-------------------------------- --------------------- -------------------------

Frederick S. Addy, Trustee       $14,363               $75,000
-------------------------------- --------------------- -------------------------
-------------------------------- --------------------- -------------------------

William G. Burns, Trustee        $14,363               $75,000
-------------------------------- --------------------- -------------------------
-------------------------------- --------------------- -------------------------

Arthur C. Eschenlauer, Trustee   $14,363               $75,000
-------------------------------- --------------------- -------------------------
-------------------------------- --------------------- -------------------------

Matthew Healey, Trustee(***)     $14,363               $75,000
  Chairman and Chief Executive
  Officer
-------------------------------- --------------------- -------------------------
-------------------------------- --------------------- -------------------------

Michael P. Mallardi, Trustee     $14,363               $75,000
-------------------------------- --------------------- -------------------------

(*) Includes the Portfolio Trust (which is currently comprised of five active subtrusts) and 13 other portfolios (collectively, the "Master Portfolios") for which JPMIM acts as investment adviser.

(**) No investment  company  within the fund complex has a pension or retirement plan. Currently there are 17 investment companies (14 investment companies comprising the Master Portfolios, J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust) in the fund complex.

(***) During 1998, Pierpont Group paid Mr. Healey, in his role as Chairman of Pierpont Group compensation in the amount of $157,400, contributed $23,610 to a defined contribution plan on his behalf and paid $17,700 in insurance premiums for his benefit.

            The Trustees of the Portfolios decide upon general policies and are responsible for overseeing the Portfolios' business affairs. The Portfolio Trust has entered into a Portfolio Fund Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio Trust's affairs. Pierpont Group was organized in July 1989 to provide services for The Pierpont Family of Funds (now the J.P. Morgan Family of Funds), and the Trustees are the equal and sole shareholders of Pierpont Group. The Portfolios have agreed to pay Pierpont Group a fee in an amount representing its reasonable costs in performing these services to the Portfolio Trust and certain other registered investment companies subject to similar agreements with Pierpont Group. These costs are periodically reviewed by the Trustees. The principal offices of Pierpont Group, Inc. are located at 461 Fifth Avenue, New York, New York 10017.

         The aggregate fees paid to Pierpont Group by the Portfolios during the indicated fiscal periods are set forth below:

THE  DISCIPLINED   EQUITY   PORTFOLIO  --  For  the  period  December  30,  1996
(commencement of operations) through May 31, 1997 and for the fiscal years ended May 31, 1998 and 1999: $607, $5,818, and $14,804 respectively.

     THE U.S. SMALL COMPANY OPPORTUNITIES PORTFOLIO -- For the period June 16, 1997 (commencement of operations) through May 31, 1998 and for the fiscal year ended May 31, 1999: $3,088 and $5,046 respectively.

         The Portfolio Trust has no employees;  its executive  officers  (listed below),  other  than  the  Chief  Executive  Officer  and the  officers  who are employees of the Advisor, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned, indirect subsidiary of Boston Institutional Group, Inc. The Portfolio Trust's officers conduct and supervise the business operations of the Portfolio Trust.

         The officers of the Portfolio Trust, their principal occupations during the past five years and dates of birth are set forth below. The business address of each of the officers unless otherwise noted is Funds Distributor, Inc., 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1993. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, FL 33436. His date of birth is August 23, 1937.

     MARGARET W. CHAMBERS; Vice President and Secretary. Senior Vice President and General Counsel of FDI since April, 1998. From August 1996 to March 1998, Ms. Chambers was Vice President and Assistant General Counsel for Loomis, Sayles & Company, L.P. From January 1986 to July 1996, she was an associate with the law firm of Ropes & Gray. Her date of birth is October 12, 1959.

         MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President, Chief Executive Officer, Chief Compliance Officer and Director of FDI, Premier Mutual Fund Services, Inc., an affiliate of FDI ("Premier Mutual") and an officer of certain investment companies distributed or administered by FDI. Prior to July 1994, she was President and Chief Compliance Officer of FDI. Her date of birth is August 1, 1957.

     DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Assistant Vice President and Assistant Department Manager of Treasury Services and Administration of FDI and an officer of certain investment companies distributed or administered by FDI. Prior to April 1997, Mr. Conroy was Supervisor of Treasury Services and Administration of FDI. From April 1993 to January 1995, Mr. Conroy was a Senior Fund Accountant for Investors Bank & Trust Company. His date of birth is March 31, 1969.

     JOHN P. COVINO; Vice President and Assistant Treasurer. Vice President and Treasury Group Manger of Treasury Servicing and Administration of FDI. Prior to November 1998, Mr. Covino was employed by Fidelity Investments where he held multiple positions in their Institutional Brokerage Group. Prior to joining Fidelity, Mr. Covino was employed by SunGard Brokerage systems where he was responsible for the technology and development of the accounting product group. His date of birth is October 8, 1963.

     KAREN JACOPPO-WOOD; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and an officer of certain investment companies distributed or administered by FDI. From June 1994 to January 1996, Ms. Jacoppo-Wood was a Manager of SEC Registration at Scudder, Stevens & Clark, Inc. Prior to May 1994, Ms. Jacoppo-Wood was a senior paralegal at The Boston Company Advisors, Inc. ("TBCA"). Her date of birth is December 29, 1966.

     CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Senior Associate General Counsel of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. Prior to April 1994, Mr. Kelley was employed by Putnam Investments in legal and compliance capacities. His date of birth is December 24, 1964.

     MARY A. NELSON; Vice President and Assistant Treasurer. Vice President and Manager of Treasury Services and Administration of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. Prior to August 1994, Ms. Nelson was an Assistant Vice President and Client Manager for The Boston Company, Inc. Her date of birth is April 22, 1964.

     MARY JO PACE; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Pace serves in the Funds Administration group as a Manager for the Budgeting and Expense Processing Group. Prior to September 1995, Ms. Pace served as a Fund Administrator for Morgan Guaranty Trust Company of New York. Her address is 522 Fifth Avenue, New York, New York 10036. Her date of birth is March 13, 1966.

     STEPHANIE D. PIERCE; Vice President and Assistant Secretary. Vice President and Client Development Manager for FDI since April 1998. From April 1997 to March 1998, Ms. Pierce was employed by Citibank, NA as an officer of Citibank and Relationship Manager on the Business and Professional Banking team handling over 22,000 clients. Address: 200 Park Avenue, New York, NY 10166. Her date of birth is August 18, 1968.

     GEORGE A. RIO; President and Treasurer. Executive Vice President and Client Service Director of FDI since April 1998. From June 1995 to March 1998, Mr. Rio was Senior Vice President and Senior Key Account Manager for Putnam Mutual Funds. From May 1994 to June 1995, Mr. Rio was Director of Business Development for First Data Corporation. From September 1983 to May 1994, Mr. Rio was Senior Vice President & Manager of Client Services and Director of Internal Audit at The Boston Company. His date of birth is January 2, 1955.

     CHRISTINE ROTUNDO; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Rotundo serves in the Funds Administration group as a Manager of the Tax Group and is responsible for U.S. mutual fund tax matters. Prior to September 1995, Ms. Rotundo served as a Senior Tax Manager in the Investment Company Services Group of Deloitte & Touche LLP. Her address is 522 Fifth Avenue, New York, New York 10036. Her date of birth is September 26, 1965.

         The Portfolio Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolios, unless, as to liability to the Portfolios or their investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolios. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of August 31, 1999, J.P. Morgan Institutional Disciplined Equity Fund and J.P. Morgan Disciplined Equity Fund (series of the J.P. Morgan Institutional Funds and J.P. Morgan Funds, respectively) (the "Funds") owned 89% and 11%, respectively, of the outstanding beneficial interests in The Disciplined Equity Portfolio. So long as the Funds control The Disciplined Equity Portfolio, they may take actions without the approval of any other holder of beneficial interests in The Disciplined Equity Portfolio.

         As of August 31, 1999, J.P. Morgan U.S. Small Company Opportunities Fund (a series of the J.P. Morgan Funds) (the "Fund") owned 99% of the outstanding beneficial interests in The U.S. Small Company Opportunities
Portfolio. So long as the Fund controls The U.S. Small Company Opportunities Portfolio, it may take actions without the approval of any other holder of beneficial interests in The U.S. Small Company Opportunities Portfolio.

         The Funds have informed the Portfolios that whenever they are requested to vote on matters pertaining to the Portfolios (other than a vote by the Portfolios to continue the operation of the Portfolios upon the withdrawal of another investor in the Portfolios), they will hold a meeting of its shareholders and will cast its vote as instructed by those shareholders.

         The officers and trustees of the Portfolios own none of the outstanding beneficial interests in the Portfolios.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISOR. Effective October 1, 1998 the Portfolios' investment advisor is JPMIM. Prior to that date, Morgan was the investment advisor. JPMIM, a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which Morgan serves as trustee.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of more than $326 billion.

         J.P. Morgan has a long history of service as adviser, underwriter and lender to an extensive roster of major companies and as a financial advisor to national governments. The firm, through its predecessor firms, has been in business for over a century and has been managing investments since 1913.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 120 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, London, Tokyo, Frankfurt and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders. The conclusions of the equity analysts' fundamental research is quantified into a set of projected returns for individual companies through the use of a dividend discount model. These returns are projected for 2 to 5 years to enable analysts to take a longer term view. These returns, or normalized earnings, are used to establish relative values among stocks in each industrial sector. These values may not be the same as the markets' current valuations of these companies. This provides the basis for ranking the attractiveness of the companies in an industry according to five distinct quintiles or rankings. This ranking is one of the factors considered in determining the stocks purchased and sold in each sector.

         The investment advisory services the Advisor provides to the Portfolios are not exclusive under the terms of the Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolios. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolios. See
Item 16 below.

         Sector weightings are generally similar to a benchmark with the emphasis on security selection as the method to achieve investment performance superior to the benchmark. The benchmark for The Disciplined Equity Portfolio is currently the S&P 500. The benchmark for The U.S. Small Company Opportunities Portfolio is currently the Russell 2000 Growth Index.

         Morgan, also a wholly owned subsidiary of J.P. Morgan, is a bank holding company organized under the laws of the State of Delaware. Morgan, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.

         The Portfolios are managed by employees of the Advisor who, in acting for their customers, including the Portfolios, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of certain investment management affiliates of J.P. Morgan.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio Trust on behalf of the Portfolios has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rates of each Portfolios' average daily net assets shown below.

THE DISCIPLINED EQUITY PORTFOLIO: 0.35%

THE U.S. SMALL COMPANY OPPORTUNITIES PORTFOLIO: 0.60%

         The table below sets forth for each Portfolio the advisory fees paid by the Portfolios to Morgan and JPMIM, as applicable, for the fiscal periods indicated.

THE  DISCIPLINED   EQUITY   PORTFOLIO  --  For  the  period  December  30,  1996
(commencement of operations) through May 31, 1997 and for the fiscal years ended May 31, 1998 and 1999: $73,985, $628,965 and $2,310,525, respectively.

     THE U.S. SMALL COMPANY OPPORTUNITIES PORTFOLIO -- For the period June 16, 1997 (commencement of operations) through May 31, 1998 and for the fiscal year ended May 31, 1999: $596,695 and $1,260,259, respectively.

         The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by its Trustees and (ii) by a vote of a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolios or by a vote of the holders of a majority of the Portfolios' voting securities on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolios.

         The Glass-Steagall Act and other applicable laws generally prohibit banks and their subsidiaries, such as the Advisor, from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the Federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize, or control a registered open-end investment company continuously engaged in the issuance of its shares, such as the Portfolios. The interpretation does not prohibit a holding company or a subsidiary thereof from acting as investment advisor and custodian to such an investment company. The Advisor believes that it may perform the services for the Portfolios contemplated by the Advisory
Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent the Advisor from continuing to perform such services for the Portfolios.

         If the Advisor were prohibited from acting as investment advisor to the Portfolios, it is expected that the Trustees of the Portfolios would recommend to investors that they approve the Portfolios' entering into a new investment advisory agreement with another qualified investment advisor selected by the Trustees.

         Under a separate agreement, Morgan provides administrative and related services to the Portfolios. See "Administrative Services Agent" in Part A above.

         CO-ADMINISTRATOR. Under the Portfolio Trust's Co-Administration Agreement dated August 1, 1996, FDI serves as the Portfolio Trust's Co-Administrator. The Co-Administration Agreement may be renewed or amended by the Trustee without an investor vote. The Co-Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator may, subject to the consent of the Trustees of the Portfolio Trust, subcontract for the performance of its obligations, provided, however, that unless the Portfolios expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Administrative Services Agent" below.

         For its services under the Co-Administration Agreement, the Portfolio Trust has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000, plus FDI's out-of-pocket expenses. The amount allocable to each Portfolio is based on the ratio of its net assets to the aggregate net assets of the Master Portfolios and certain other investment companies subject to similar agreements with FDI.

         The following administrative fees were paid by the Portfolios to FDI:

THE  DISCIPLINED   EQUITY   PORTFOLIO  --  For  the  period  December  30,  1996
(commencement of services) through May 31, 1997 and for the fiscal years ended May 31, 1998 and 1999: $520, $3,742 and $9,294, respectively.

     THE U.S. SMALL COMPANY OPPORTUNITIES PORTFOLIO - For the period June 16, 1997 (commencement of operations) through May 31, 1998 and for the fiscal year ended May 31, 1999: $22,248 and $3,103, respectively.

         ADMINISTRATIVE SERVICES AGENT. The Portfolio Trust has entered into a Restated Administrative Services Agreement (the "Services Agreement") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to the Portfolios.

         Under the Services Agreement, effective August 1, 1996, the Portfolios have agreed to pay Morgan fees equal to their allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and J.P. Morgan Series Trust in accordance with the following annual schedule: 0.09% of the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by a Portfolio is determined by the proportionate share that its net assets bear to the total net assets of the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and J.P. Morgan Series Trust.

THE  DISCIPLINED   EQUITY   PORTFOLIO  --  For  the  period  December  30,  1996
(commencement of operations) through May 31, 1997: $6,614. For the fiscal years ended May 31, 1998 and 1999: $53,654 and $176,331, respectively.

     THE U.S. SMALL COMPANY OPPORTUNITIES PORTFOLIO -- For the period June 16, 1997 (commencement of operations) through May 31, 1998: $29,566. For the fiscal year ended May 31, 1999: $56,809.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the Portfolio Trust's custodian and fund accounting and transfer agent. Pursuant to the Custodian Contract, State Street is responsible for maintaining the books of account and records of portfolio transactions and holding the portfolio securities and cash. In the case of foreign assets held outside the United States, the Custodian employs various sub-custodians, who were approved by the Trustees of the Portfolio Trust in accordance with the regulations of the SEC. The custodian maintains Portfolio transaction records, calculates book and tax allocations for the Portfolios, and computes the value of the interest of each investor.

         INDEPENDENT ACCOUNTANTS. The independent accountants of the Portfolios are PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036. PricewaterhouseCoopers LLP conducts an annual audit of the financial statements of the Portfolios, assists in the preparation and/or review of each of the Portfolios' federal and state income tax returns and consults with the Portfolios as to matters of accounting and federal and state income taxation.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolios are responsible for usual and customary expenses associated with their operations. Such expenses include organization expenses, legal fees, insurance costs, the compensation and expenses of the Trustees, registration fees under federal securities laws, and extraordinary expenses applicable to the Portfolios. Such expenses also include registration fees under foreign securities laws and brokerage expenses.

         J.P.  Morgan  has  agreed  that  it  will  reimburse  the  J.P.  Morgan
Institutional Disciplined Equity Fund and J.P. Morgan Disciplined Equity Fund until September 30, 2000, as described in each Fund's Prospectus, to the extent necessary to maintain the Fund's total operating expenses (which includes expenses of the Fund and the Portfolio) at 0.75% and 0.45%, respectively, of average daily net assets. This limit does not cover extraordinary expenses.

         The table below sets forth for each Portfolio listed the fees and other expenses Morgan reimbursed under the expense reimbursement arrangements described above or pursuant to prior expense reimbursement arrangements for the fiscal periods indicated.

THE  DISCIPLINED   EQUITY   PORTFOLIO  --  For  the  period  December  30,  1996
(commencement of operations) through May 31, 1997: $68,970. For the fiscal years ended May 31, 1998 and 1999: $110,241 and N/A, respectively.

     THE U.S. SMALL COMPANY OPPORTUNITIES PORTFOLIO -- For the period June 16, 1997 (commencement of operations) through May 31, 1998: $3,597. For the fiscal year ended May 31, 1999: N/A.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Advisor places orders for the Portfolios for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolios. See Item 12 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. The Advisor intends to seek best execution on a competitive basis for both purchases and sales of securities.

         In selecting a broker, the Advisor considers a number of factors including: the price per unit of the security; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the firm's financial condition; as well as the commissions charged. A broker may be paid a brokerage commission in excess of that which another broker might have charged for effecting the same transaction if, after considering the foregoing factors, the Advisor decides that the broker chosen will provide the best execution. The Advisor monitors the reasonableness of the brokerage commissions paid in light of the execution received. The Trustees of the Portfolio review regularly the reasonableness of commissions and other transaction costs incurred by the Portfolio in light of facts and circumstances deemed relevant from time to time, and, in that connection, will receive reports from the Advisor and published data concerning transaction costs incurred by institutional investors generally. Research services provided by brokers to which the Advisor has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Advisor's clients and not solely or necessarily for the benefit of the Portfolios. The Advisor believes that the value of research services received is not determinable and does not significantly reduce its expenses. The Portfolios do not reduce their fee to the Advisor by any amount that might be attributable to the value of such services.

         The Portfolios paid the following approximate brokerage commissions for the following fiscal periods:

THE   DISCIPLINED   EQUITY   PORTFOLIO  -  For  the  period  December  30,  1996
(commencement of operations) through May 31, 1997 and for the fiscal years ended May 31, 1998 and 1999: $25,351, $175,629 and $504,145, respectively.

     THE U.S. SMALL COMPANY OPPORTUNITIES PORTFOLIO -- For the period June 16, 1997 (commencement of operations) through May 31, 1998 and for the fiscal year ended May 31, 1999: $126,261 and $93,960.

         Subject to the overriding objective of obtaining the best execution of orders, the Advisor may allocate a portion of the Portfolios' portfolio brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for the Portfolios, the commissions, fees or other remuneration received by such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolios, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         The Portfolio Trust's portfolio securities will not be purchased from or through or sold to or through the Exclusive Placement Agent or Advisor or any other "affiliated person" (as defined in the 1940 Act), of the Exclusive Placement Agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolios will not purchase securities during the existence of any underwriting group relating thereto of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolios as well as other customers including other Portfolios, the Advisor, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolios with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolios. In some instances, this procedure might adversely affect the Portfolios.

         If the Portfolios effect a closing purchase transaction with respect to an option written by them, normally such transactions will be executed by the same broker-dealer who executed the sale of the option. The writing of options by the Portfolios will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which the Portfolios may write may be affected by options written by the Advisor for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolios are subtrusts (or series) of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolios. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The
Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

         Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

         Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolio Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

         The Portfolio Trust or any Series (including the Portfolios) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series) will be sufficient. The Portfolio Trust or any Series (including any Portfolios) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio Trust's Declaration of Trust provides that obligations of the Portfolio Trust are not binding upon the Trustees individually but only upon the property of the Portfolio Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         The value of investments listed on a domestic or foreign securities exchange, including National Association of Securities Dealers Automated Quotations ("NASDAQ"), other than options on stock indexes, is based on the last sale prices on the exchange on which the security is principally traded (the "primary exchange"). If there has been no sale on the primary exchange on the valuation date, and the spread between bid and asked quotations on the primary exchange is less than or equal to 10% of the bid price for the security, the security shall be valued at the average of the closing bid and asked quotations on the primary exchange. Under all other circumstances (e.g. there is no last sale on the primary exchange, there are no bid and asked quotations on the primary exchange, or the spread between bid and asked quotations is greater than 10% of the bid price), the value of the security shall be the last sale price on the primary exchange up to ten days prior to the valuation date unless, in the judgment of the portfolio manager, material events or conditions since such last sale necessitate fair valuation of the security. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security. For purposes of calculating net asset value all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing rate currency average on the valuation date.

         Options on stock indexes traded on national securities exchanges are valued at the close of options trading on such exchanges which is currently 4:10 p.m. New York time. Stock index futures and related options, which are traded on commodities exchanges, are valued at their last sales price as of the close of such commodities exchanges which is currently 4:15 p.m., New York time. Options and futures traded on foreign exchanges are valued at the last sale price available prior to the calculation of the Fund's net asset value. Securities or other assets for which market quotations are not readily available (including certain restricted and illiquid securities) are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Trustees. Such procedures include the use of independent pricing services which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired by the Portfolio was more than 60 days, unless this is determined not to represent fair value by the Trustees.

         Trading in securities on most foreign markets is normally completed before the close of trading in U.S. markets and may also take place on days on which the U.S. markets are closed. If events materially affecting the value of securities occur between the time when the market in which they are traded closes and the time when the Fund's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Trustees.

         If the Portfolios determine that it would be detrimental to the best interest of the remaining investors in the Portfolios to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolios, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. The Portfolios have elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which the Portfolios are obligated to redeem interests solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Portfolios during any 90 day period for any one investor. The Portfolios will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

         The net asset value of the Portfolios will not be computed on the days the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. On days when U.S. trading markets close early in observance of these holidays, the Portfolios would expect to close for purchases and withdrawals at the same time. The Portfolios may also close for purchases and withdrawals at such other times as may be determined by the Trustees to the extent permitted by applicable law. The days on which net asset value is determined are the Portfolios' business days.

ITEM 20.  TAX STATUS.

         The Portfolios are organized as New York trusts. The Portfolios are not subject to any income or franchise tax in the State of New York. However, each investor in a Portfolio will be subject to U.S. Federal income tax in the manner described below on its share (as determined in accordance with the governing instruments of the Portfolios) of a Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         Although, as described above, the Portfolios will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolios' assets will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code. To ensure that investors will be able to satisfy the requirements of subchapter M, the Portfolios must satisfy certain gross income and diversification requirements.

         Gains or losses on sales of portfolio securities will be treated as long-term capital gains or losses if the securities have been held for more than one year except in certain cases where, if applicable, a put is acquired or a call option is written thereon. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by a Portfolio lapses or is terminated through a closing transaction, such as a repurchase by a Portfolio of the option from its holder, a Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by a Portfolio in the closing transaction. If securities are purchased by a Portfolio pursuant to the exercise of a put option written by it, a Portfolio will subtract the premium received from its cost basis in the securities purchased.

         Under the Code, gains or losses attributable to disposition of foreign currency or to foreign currency contracts, or to fluctuations in exchange rates between the time a Portfolio accrue income or receivables or expenses or other liabilities denominated in a foreign currency and the time a Portfolio actually collects such income or pays such liabilities, are treated as ordinary income or ordinary loss. Similarly, gains or losses on the disposition of debt securities held by a Portfolio, if any, denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates are also treated as ordinary income or loss.

         Forward currency contracts, options and futures contracts entered into by a Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by a Portfolio on forward currency contracts, options and futures contracts or on the underlying securities.

         Certain options, futures and foreign currency contracts held by a Portfolio at the end of each fiscal year will be required to be "marked to market" for federal income tax purposes -- i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long a Portfolio has held such options or futures. Any gain or loss recognized on foreign currency contracts will be treated as ordinary income.

         A Portfolio may invest in equity securities of foreign issuers. If a Portfolio purchases shares in certain foreign investment funds (referred to as passive foreign investment companies ("PFICs") under the Code), investors who are U.S. persons generally would be subject to special rules on any "excess distribution" from such foreign investment fund, including any gain from the disposition of such shares. Under these special rules, (i) the gain or excess distribution would be allocated ratably over the investor's holding period for such shares, (ii) the amount allocated to the taxable year in which the gain or excess distribution was realized would be taxable as ordinary income, (iii) the amount allocated to each prior year, with certain exceptions, would be subject to tax at the highest tax rate in effect for that year and (iv) the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such year. Alternatively, an investor may, if certain conditions are met, include in its income each year a pro rata portion of the foreign investment fund's income, whether or not distributed to a Portfolio.

         A Portfolio will be permitted to "mark to market" any marketable stock held by a Portfolio in a PFIC. If a Portfolio made such an election, the investor in a Portfolio would include in income each year an amount equal to its share of the excess, if any, of the fair market value of the PFIC stock as of the close of the taxable year over the adjusted basis of such stock. The investor would be allowed a deduction for its share of the excess, if any, of the adjusted basis of the PFIC stock over its fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to the stock included by the investor for prior taxable years.

         FOREIGN INVESTORS. It is intended that the Portfolios will conduct their affairs such that their income and gains will not be effectively connected with the conduct of a U.S. trade or business. Provided the Portfolios conduct their affairs in such a manner, allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust, foreign corporation or other foreign investor will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate), and allocations of portfolio interest (as defined in the Code) or short term or net long term capital gains to such investors generally will not be subject to U.S.
tax.

         STATE AND LOCAL TAXES. The Portfolios may be subject to state or local taxes in jurisdictions in which the Portfolios are deemed to be doing business. In addition, the treatment of the Portfolios and their investors in those states which have income tax laws might differ from treatment under the federal income tax laws. Investors should consult their own tax advisors with respect to any state or local taxes.

     FOREIGN TAXES. The Portfolios may be subject to foreign withholding taxes with respect to income received from sources within foreign countries.

         OTHER TAXATION. The investment by an investor in a Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York. Investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

The Year 2000 Initiative

         With the new millennium rapidly approaching, organizations are examining their computer systems to ensure they are year 2000 compliant. The issue, in simple terms, is that many existing computer systems use only two numbers to identify a year in the date field with the assumption that the first two digits are always 19. As the century is implied in the date, on January 1, 2000, computers that are not year 2000 compliant will assume the year is 1900. Systems that calculate, compare, or sort using the incorrect date will cause erroneous results, ranging from system malfunctions to incorrect or incomplete transaction processing. If not remedied, potential risks include business interruption or shutdown, financial loss, reputation loss, and/or legal liability.

         J.P. Morgan has undertaken a firmwide initiative to address the year 2000 issue and has developed a comprehensive plan to prepare, as appropriate, its computer systems. Each business line has taken responsibility for identifying and fixing the problem within its own area of operation and for addressing all interdependencies. A multidisciplinary team of internal and external experts supports the business teams by providing direction and firmwide coordination. Working together, the business and multidisciplinary teams have completed a thorough education and awareness initiative and a global inventory and assessment of J.P. Morgan's technology and application portfolio to understand the scope of the year 2000 impact at J.P. Morgan. J.P. Morgan presently is renovating and testing these technologies and applications in partnership with external consulting and software development organizations, as well as with year 2000 tool providers. J.P. Morgan has substantially completed renovation, testing, and validation of its key systems and is preparing to participate in industry-wide testing (or streetwide testing) in 1999. J.P. Morgan is also working with key external parties, including clients, counterparties, vendors, exchanges, depositories, utilities, suppliers, agents and regulatory agencies, to stem the potential risks the year 2000 problem poses to J.P. Morgan and to the global financial community. For potential failure scenarios where the risks are deemed significant and where such risk is considered to have a higher probability of occurrence, J.P. Morgan is attempting to develop business recovery/contingency plans. These plans will define the infrastructure that should be put in place for managing a failure during the millennium event itself.

         Costs associated with efforts to prepare J.P. Morgan's systems for the year 2000 approximated $93.3 million in 1997, $132.7 million in 1998 and $36.6 milion for the first eight months of 1999. Over the next few months J.P. Morgan will continuine its efforts to prepare its systems for the year 2000. The total cost to become year-2000 compliant is estimated at $300 million (for firmwide systems upgrade, not just for systems relating to mutual funds), for internal systems renovation and testing, testing equipment, and both internal and external resources working on the project. The costs associated with J.P. Morgan becoming year-2000 compliant will be borne by J.P. Morgan and not the Fund nor the Portfolio.

ITEM 21.  UNDERWRITERS.

         The exclusive placement agent for the Portfolios is FDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio Trust.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.



ITEM 23.  FINANCIAL STATEMENTS.

         The Portfolios' May 31, 1999 annual reports filed with the SEC pursuant to Section 30(b) of the 1940 Act and rule 30b2-1 thereunder are incorporated herein by reference.

------------------------------------------------ -------------------------------
                                                 Date of Annual Report; Date
Name of Portfolio                                Annual Report Filed; and
                                                 Accession Number
------------------------------------------------ -------------------------------
The Disciplined Equity Portfolio                 5/31/99; 8/12/99
                                                 0001047469-99-031147
------------------------------------------------ -------------------------------
------------------------------------------------ -------------------------------
The U.S. Small Company Opportunities Portfolio   5/31/99; 8/10/99
                                                 0001047469-99-030639
------------------------------------------------ -------------------------------

APPENDIX A
DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS

AAA - Debt rated AAA has the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.


B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

C - The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.

SHORT-TERM TAX-EXEMPT NOTES

SP-1 - The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

SP-2 - The short-term tax-exempt note rating of SP-2 has a satisfactory capacity to pay principal and interest.

MOODY'S

CORPORATE AND MUNICIPAL BONDS

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future.
                  Uncertainty of position characterizes bonds in this class.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

Prime-1 - Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

                  -     Leading market positions in well established industries.
                  -        High rates of return on funds employed.
                  -        Conservative capitalization structures with moderate
                           reliance on debt and ample asset protection.
                  -        Broad margins in earnings coverage of fixed financial
                           charges and high internal cash generation.
                  - Well established access to a range of financial markets and assured source of alternate liquidity.

SHORT-TERM TAX EXEMPT NOTES

MIG-1             - The short-term  tax-exempt  note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG-2- MIG-2 rated notes are of high quality but with margins of protection not as large as MIG-1.


--------
1 Mr. Healey is an "interested person" (as defined in the 1940 Act) of the Portfolios. Mr. Healey is also an "interested person" (as defined in the 1940
Act) of the Advisor due to his son's affiliation with JPMIM.

                                     PART C

ITEM 23.  EXHIBITS.

     (a)1 Declaration of Trust of the Registrant incorporated herein by reference from Amendment No. 2 to Registrant's Registration Statement as filed with the Securities and Exchange Commission (the "SEC") on May 1, 1996 (Accession No. 0000943185-96-000061).

     (a)2 Amendment No. 1 to Declaration of Trust incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).

     (a)3 Amendment No. 2 to Declaration of Trust incorporated herein by reference from Amendment No. 6 to Registrant's Registration Statement as filed with the SEC on April 29, 1997 (Accession No. 0001016964-97-000057).

     (b) Restated By-Laws of the Registrant incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).

     (d)1 Investment Advisory Agreement between the Registrant and Morgan Guaranty Trust Company of New York ("Morgan Guaranty") incorporated herein by reference from Amendment No. 2 to Registrant's Registration Statement as filed with the Securities and Exchange Commission (the "SEC") on May 1, 1996 (Accession No. 0000943185-96-000061).

     (d)2 Amended Schedule A to Investment Advisory Agreement incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).

     (d)3 Form of Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc. ("JPMIM") incorporated herein by reference from Amendment No. 11 to Registrant's Registration Statement as filed with the SEC on October 1, 1998 (Accession No. 0001042058-98-000105).

     (g) Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street") incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).

     (h)1 Co-Administration Agreement between the Registrant and Funds Distributor, Inc. dated August 1, 1996 ("Co-Administration Agreement") incorporated herein by reference from Amendment No. 3 to Registrant's Registration Statement as filed with the SEC on October 9, 1996 (Accession No. 0000912057-96-022359).

     (h)1a Amended Exhibit I to Co-Administration Agreement incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).

     (h)2 Restated Administrative Services Agreement between the Registrant and Morgan dated August 1, 1996 ("Administrative Services Agreement") incorporated herein by reference from Amendment No. 3 to Registrant's Registration Statement as filed with the SEC on October 9, 1996 (Accession No. 0000912057-96-022359).


     (h)2a Amended Exhibit I to Administrative Services Agreement between the Registrant and Morgan incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).

     (h)3 Transfer Agency and Service Agreement between the Registrant and State Street incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).

     (h)4 Amended and Restated Portfolio Fund Services Agreement between the Registrant and Pierpont Group, Inc. dated July 11, 1996 incorporated herein by reference from Amendment No. 3 to Registrant's Registration Statement as filed with the SEC on October 9, 1996 (Accession No. 0000912057-96-022359).

     (l) Investment representation letters of initial investors incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).


(n)      Financial Data Schedules.  Filed herewith.


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         Not applicable.

ITEM 25. INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit hereto.

         The Trustees and officers of the Registrant and the personnel of the Registrant's co-administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER.

         JPMIM is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated. JPMIM manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies.

         To the knowledge of the Registrant, none of the directors, except those set forth below, or executive officers of JPMIM, is or has been during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain officers and directors of JPMIM also hold various positions with, and engage in business for, J.P. Morgan & Co. Incorporated, which owns all the outstanding stock of JPMIM.

ITEM 27.  PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

         Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060 or 522 Fifth Avenue, New York, New York 10036 (records relating to its functions as investment adviser and administrative services agent).

         State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 or 40 King Street West, Toronto, Ontario, Canada M5H 3Y8 (records relating to its functions as custodian and fund accounting and transfer agent).

         Funds Distributor, Inc., 60 State Street, Suite 1300, Boston, Massachusetts 02109 or c/o State Street Cayman Trust Company, Ltd., Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI (records relating to its functions as co-administrator and exclusive placement agent).

         Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017 (records relating to its assisting the Trustees in carrying out their duties in supervising the Registrant's affairs).

ITEM 29.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 30.  UNDERTAKINGS.

         Not applicable.

                                  SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 28th day of September, 1999.


THE SERIES PORTFOLIO



By:       /S/ Stephanie Pierce
          ------------------------
          Stephanie Pierce
          Assistant Secretary

                                                  INDEX TO EXHIBITS

EXHIBIT NO.                DESCRIPTION OF EXHIBIT

NONE